EXHIBIT 99.1

Symyx Technologies to Present at JP Morgan Healthcare Conference

SANTA CLARA, California, January 12, 2006—Symyx Technologies, Inc. (Nasdaq: SMMX) announced today that Steven Goldby, chairman and chief executive officer, and Jeryl Hilleman, chief financial officer, will present an overview of the company, including business highlights and Symyx’s 2006 financial outlook, at the 24th Annual JP Morgan Healthcare Conference in San Francisco.  The presentation, which is scheduled to begin at 11:00 a.m. PT today will be webcast live and both the webcast and printable slides will be available in the Investors section of the company’s web site at www.symyx.com.

2006 Total Year Financial Outlook

Symyx forecasts total 2006 revenue of $125-135 million. This forecast reflects significant revenue expansion over 2005, and is based on the Company’s current outlook for growth in each of its business areas. In support of this revenue forecast, Symyx has approximately $100 million of committed revenue that it expects to recognize during 2006.

Symyx’s 2006 earnings outlook includes the effects of the Company’s adoption of SFAS No. 123R, Share-Based Payment, beginning January 2006, which requires the expensing of equity-based compensation programs. Symyx forecasts an expense net of tax for the year of $7-$8 million, or $0.20 diluted loss per share, related to estimated equity-based compensation expense.  Including this expense and based on the present business outlook, Symyx forecasts 2006 pro forma diluted earnings per share of $0.33-$0.38 and $0.26-$0.31 on a GAAP basis. These pro forma forecasts only exclude purchase accounting adjustments arising from the acquisitions of IntelliChem and Synthematix.

2006 First Quarter Financial Outlook

Symyx forecasts first quarter revenue of between $27-28 million, including approximately $25 million committed revenue that it expects to recognize during the quarter. Symyx forecasts an expense net of tax for the quarter of approximately $1 million, or $0.03 diluted loss per share, related to estimated share-based compensation expense.  Including this expense and based on the present business outlook, Symyx forecasts first quarter pro forma diluted earnings per share of $0.04-$0.06 and $0.02-$0.04 on a GAAP basis.

About Symyx

Symyx Technologies, Inc. is dedicated to helping customers maximize the effectiveness and success of their research and development programs.  Symyx develops and applies high-throughput research technologies and software for customers in the pharmaceutical, chemical, energy, electronics and other industries.  Symyx performs research for customers using proprietary technologies to discover new and innovative materials, sells automated high-throughput instrumentation and licenses software for use in customers’ own laboratories, and licenses discovered materials, sensors and intellectual property. Symyx has the largest portfolio of patents in the field of high-throughput materials discovery, with 290 issued patents and 380 patent applications on file worldwide. Information about Symyx, including reports and other information filed by Symyx with the Securities and Exchange Commission, is available at www.symyx.com.

Forward Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding Symyx’s projections for the first quarter and year 2006 concerning committed and forecasted revenue, share-based compensation expense, and diluted earnings per share.  These forward-looking statements involve risks, uncertainties and assumptions, including: (1) inaccurate assessment of future demand for Symyx’s software and Discovery Tools; (2) failure to assemble and test the Discovery Tools in a timely manner to ensure customer acceptance; (3) failure to integrate any acquired software products in a manner acceptable to Symyx’s customers; (4) failure to extend existing collaborations; (5) market acceptance of Symyx’s products and services; (6) uncertainties relating to the pace, quality or number of discoveries of new materials; (7) the dependence on collaborators to continue relationships and to successfully commercialize products; (8) uncertainties of patent protection and litigation; (9) future growth strategy, including impact of acquisitions, mergers or other changes in business strategy; (10) general economic conditions in the United States and in major European and Asian markets; (11) exposure to risks associated with export sales and operations; (12) natural disasters, power failures and other disasters; (13) incorrect expectations regarding Symyx’s receipt of royalties, securing additional contracts, revenue and income forecasts; and (14) and other risks that are described from time to time in Symyx’s filings with the Securities and Exchange Commission, (including but not limited to Symyx’s annual report on Form 10-K for the year ended December 31, 2004 and quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 of 2005). If any of these risks or uncertainties materializes or any of the assumptions proves incorrect, Symyx’s results could differ materially from Symyx’s expectations in these statements.  Symyx assumes no obligation, and does not intend to update these forward-looking statements.

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For More Information:

Jeryl L. Hilleman

Executive Vice President &

Chief Financial Officer

Symyx Technologies, Inc.

(408) 773-4000

ir@symyx.com

or

Teresa J. Thuruthiyil

Vice President, Investor and Public Relations

Symyx Technologies, Inc.

(408) 773-4075

ir@symyx.com